Exhibit 99.1

BioCardia and CART-Tech Announce Exclusive Partnership to Develop and Commercialize Heart3D™ Fusion Imaging for Interventional Cardiology

Sunnyvale, Calif. USA, and Utrecht, Netherlands, August 13, 2025 – BioCardia®, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases and CART-Tech, B.V., a provider of vendor independent platform technology for augmented fluoroscopy during cardiac interventions, today announce that they have entered into an exclusive development and commercialization agreement for Heart3D™ Fusion Imaging. The Heart3D system is expected to enhance two-dimensional x-ray images used for cardiac biotherapeutic delivery and biopsy procedures by fusing these images with annotated pre-procedure three-dimensional anatomical heart models created from gold standard MRI and CT images.

Under the development and commercialization partnership, the parties are advancing Heart3D Fusion Imaging for biotherapeutic interventions and cardiac biopsy. The system is expected to be sold initially as a research tool with support services for partners in preclinical studies and subsequently approved for standard clinical practice. This partnership leverages the parties’ clinical experience in positioning electrodes and drug delivery systems in the heart and their complimentary intellectual property portfolios for cardiac fusion imaging. BioCardia will have exclusive distribution rights for biotherapeutic delivery world-wide and for cardiac biopsy in the United States. All other distribution rights remain with CART-Tech.

“Heart3D Fusion Imaging has potential to enhance the procedural experience for interventional cardiologists, improve therapeutic strategies for sponsors and most importantly, benefit patients,” said Peter Altman, BioCardia CEO. “This is a significant opportunity for both firms, as management estimates that a single approved biologic therapy for a large market cardiology indication could potentially generate $100 million of revenue annually from Heart3D automated cloud-based image post-processing and live procedural guidance services if it becomes standard of care. The BioCardia team is looking forward to doing great things with the world class CART-Tech team.”

“Together, we present the ultimate biotherapeutic delivery solution for partners developing cell, gene, and protein-based therapies to the heart, said Johan Maas, CART-Tech CEO. “The Heart3D Fusion Imaging product offering has potential to significantly enhance procedural planning and real time image precision for the delivery of biologic agent. Our mission is to help advance these therapies for the patients suffering from cardiovascular disease.”

As part of the partnership, BioCardia has licensed global exclusive rights to CART-Tech intellectual property for the fields of biotherapeutic intervention. CART-Tech has licensed global exclusive rights to BioCardia intellectual property for cardiac resynchronization therapy.

About Heart3D™ Fusion Imaging

Heart3D Fusion Imaging is intended to enhance real time 2D X-ray imaging by fusing pre-procedure three-dimensional anatomical heart models created from gold standard MRI and CT images for the interventional cardiologist with a focus on cardiac biotherapeutic interventions and biopsies. This system is currently for investigational use only and is not CE-marked or FDA approved. For more information go to: https://www.biocardia.com/pipeline/Heart3D

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix biotherapeutic delivery and Morph® vascular navigation product platforms.

About CART-Tech, BV

CART-Tech, B.V., headquartered in Utrecht, Netherlands has been developing a vendor independent platform technology for augmented fluoroscopy during cardiac interventions for over ten years. Approved products for Cardiac Resynchronization Therapy and developing products for Ventricular Tachycardia-ablation, biotherapeutic delivery and biopsy are steps towards our goal of improving the quality of life and life expectancy of patients with image guidance technology.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, fusion imaging capabilities, future development, potential markets and future revenues. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120